UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2024
PAR Technology Corporation
(Exact name of registrant as specified in its charter)
Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stuzo Purchase Agreement.

On March 8, 2024 (the “Signing/Closing Date”), PAR Technology Corporation, a Delaware corporation (“PAR”), and ParTech, Inc., a New York corporation (the “ParTech”) and a wholly owned subsidiary of PAR, entered into a Purchase Agreement (the “Purchase Agreement”) with the persons identified as Company Sellers on the signature pages thereto, Longshore Capital Fund I, L.P., a Delaware limited partnership (collectively, the “Stuzo Sellers”), and Longshore Capital Management, LLC, a Delaware limited liability company, in its capacity as the Seller Representative.

Pursuant to the Purchase Agreement, on the Signing/Closing Date, ParTech acquired 100% of the outstanding equity interests of Stuzo Blocker, Inc., Stuzo Holdings, LLC and their subsidiaries (collectively, “Stuzo” and such acquisition, the “Acquisition”).

In connection with the Acquisition, PAR paid the Stuzo Sellers in the aggregate approximately (1) $170 million in cash (the “Cash Consideration”), subject to certain adjustments (including customary adjustments for Stuzo cash, debt, debt-like items, and net working capital), and (2) 441,598 common shares of PAR (the “Share Consideration”). At issuance, the offer and sale of the shares of PAR common stock comprising the Share Consideration was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws; however, pursuant to the Purchase Agreement, PAR has agreed to register the shares for resale under the Securities Act and other applicable securities laws.

The description of the Purchase Agreement herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual or disclosure information about PAR or the other parties to the Purchase Agreement. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Purchase Agreement and were used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Purchase Agreement contains representations, warranties and covenants by the parties to the Purchase Agreement, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. Investors are not third-party beneficiaries under the Purchase Agreement, and therefore should review the Purchase Agreement, or any descriptions thereof, not in isolation, but only in conjunction with the other information about PAR that it includes in reports, statements and other filings it makes with the Securities and Exchange Commission (“SEC”).

TASK Scheme of Arrangement.

On March 8, 2024 (Eastern Standard Time) / March 9, 2024 (Sydney Time), PAR and TASK Group Holdings Limited, an Australian public company limited by shares and listed on the Australian Securities Exchange (“TASK”), entered into a Scheme Implementation Agreement (the “SIA”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, PAR or its nominee (“PAR Acquiror”) will acquire all TASK ordinary shares (the “TASK Shares”) pursuant to a court-approved scheme of arrangement under Part 5.1 of Australia’s Corporations Act 2001 (Cth) (“Corporations Act”) (the “TASK Scheme” and such acquisition, the “TASK Transaction”).

Under the SIA, at the time of implementation of the TASK Scheme, all TASK Shares issued and outstanding as of the Record Date (as defined in the SIA) will be transferred to PAR Acquirer, and the holders of such TASK Shares (“Scheme Participants”) will have the right to elect to receive (a) a cash amount of AUD$0.81 per TASK Share (the “TASK Cash Consideration”), or (b) shares of PAR’s common stock determined by reference to an exchange ratio of 0.015 shares of PAR common stock for each TASK Share  (the “TASK Share Consideration”); provided that each Scheme Participant may only elect to receive TASK Share Consideration for a maximum of 50% of its TASK Shares (with the balance in TASK Cash Consideration).

Conditions to the TASK Transaction

The respective obligations of TASK and PAR to consummate the TASK Transaction are subject to the satisfaction or waiver (if applicable) of a number of customary conditions, including: (1) approval by TASK’s shareholders of the TASK Scheme in accordance with the Corporations Act; (2) certain regulatory approvals, including, but not limited to, approval or non-objection by the Australian Securities & Investments Commission (“ASIC”), ASX Limited, the Australian Foreign Investment Review Board, and New Zealand’s Overseas Investment Office; (3) confirmation from the Australian Taxation Office that it is prepared to issue a Class Ruling (as defined in the SIA) in a form and substance satisfactory to TASK (acting reasonably); (4) accuracy of each party’s representations and warranties as at 8:00 AM on the Second Court Date (as defined in the SIA), subject to certain materiality standards set forth in the SIA; (5) non-occurrence of Prescribed Events (as defined in the SIA) with respect to each party; (6) non-occurrence of a material adverse effect with respect to each party; (7) sanction of the TASK Scheme by the Supreme Court of New South Wales, or another court of competent jurisdiction under the Corporations Act agreed by the parties (the “Court”); (8) the absence of any Court or Regulatory Authority (as defined in the SIA) issuing an order, temporary restraining order, preliminary or permanent injunction, decree or ruling or any action enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the TASK Scheme; (9) issuance of an independent expert report concluding that the TASK Scheme is in the best interests of the Scheme Participants before the Scheme Booklet is submitted to ASIC and no withdrawal or change to that conclusion before 8:00 AM on the Second Court Date (as defined in the SIA); (10) valid elections to receive TASK Share Consideration from Scheme Participants, such that the TASK Share Consideration will comprise at least 18% of the aggregate Scheme consideration; and (11) the shares of PAR Common Stock issuable in the TASK Transaction having been approved for listing on the NYSE. The closing of the TASK Transaction is expected to occur in the third quarter of 2024, subject to the satisfaction or waiver of such conditions.

Board and Other Approvals

PAR’s board of directors has voted in favor of the TASK Transaction, and TASK’s board of directors has agreed to recommend that TASK’s shareholders vote in favor of the TASK Scheme, with such recommendation in each case subject to customary exceptions. TASK’s directors have also confirmed that they intend to vote (or shall cause to be voted) all TASK Shares legally and beneficially owned by them in favor of the TASK Scheme, subject to customary exceptions. In addition, the SIA provides that, during the period from the date of the SIA until the termination of the SIA in accordance with its terms, TASK is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.

Termination and Termination Fees

The SIA contains certain customary termination rights for both parties, including, among others, if (1) the TASK Scheme is not implemented by 5:00 PM (Sydney Time) on August 31, 2024 (or such later time by agreement) (the “End Date”), (2) the parties are unable to agree on a revision to the terms of the TASK Scheme after a failure of certain conditions precedent to the TASK Scheme, (3) the Court denies approval of the TASK Scheme, and the parties agree not to appeal the denial or an independent counsel determines that an appeal would have no reasonable prospect of success before the End Date, (4) the other party materially breaches a term of the SIA, subject to certain cure periods, and (5) if agreed by the parties. PAR may terminate the SIA if, among other things, TASK’s board of directors or the chief executive officer and managing director of TASK fails to recommend the TASK Scheme or withdraws or changes their recommendation to the Scheme Participants that they vote in favor of the TASK Scheme. In addition, TASK may terminate the SIA if TASK’s board of directors has determined that a competing transaction constitutes a Superior Proposal (as defined in the SIA), subject to TASK’s compliance with certain requirements.

Under the SIA, TASK will be required to make a payment of AUD$1.3 million to PAR if (1) the SIA is terminated by PAR (i) as a result of TASK’s board of directors or the chief executive officer and managing director of TASK failing to recommend the TASK Scheme or withdrawing or changing their recommendation to the Scheme Participants that they vote in favor of the TASK Scheme (other than where the change is made due to the withdrawal of the independent expert’s recommendation in circumstances not involving a Superior Proposal for TASK), (ii) on the basis of a material breach of the SIA by TASK prior to 8:00 AM (Sydney Time) on the Second Court Date (as defined in the SIA), subject to certain cure periods, or (iii) the parties are unable to agree on a revision to the terms of the TASK Scheme after a failure of certain conditions precedent to the TASK Scheme for the benefit of PAR where the failure to satisfy that condition was a result of a breach by TASK or a deliberate act or omission of TASK, or (2) a competing transaction for TASK is publicly announced (whether or not proposed subject to conditions) on or before the End Date, and such a competing transaction is completed within 12 months of the End Date.

Under the SIA, PAR will be required to make a payment of AUD$1.3 million to TASK if (1) the SIA is terminated by TASK on the basis of a material breach of the SIA by PAR prior to 8:00 AM (Sydney Time) on the Second Court Date (as defined in the SIA), subject to certain cure periods or (2) PAR does not provide the aggregate Scheme Consideration (as defined in the SIA) in accordance with the terms and conditions of the SIA.

In the event the TASK Scheme becomes effective, no termination fee will be payable by either party.

Additional Information

The foregoing description of the TASK Transaction, the TASK Scheme and the SIA does not purport to be complete and is qualified in its entirety by reference to the full text of the SIA, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the SIA has been included to provide investors with information regarding its terms and is not intended to provide any factual information about PAR or TASK.

The SIA contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. Investors are not third-party beneficiaries under the SIA, and therefore should review the SIA, or any descriptions thereof, not in isolation, but only in conjunction with the other information about PAR that it includes in reports, statements and other filings. In particular, the representations, warranties, covenants and agreements in the SIA may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the SIA, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the SIA may not describe the actual state of affairs at the date they were made or at any other time. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SIA, and unless required by applicable law, PAR undertakes no obligation to update such information.

Issuance of Common Stock.

Securities Purchase Agreement

On March 7, 2024, PAR entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”), to raise approximately $200 million through a private placement (the “Private Placement”) of PAR common stock. Pursuant to the Securities Purchase Agreement, PAR issued and sold 5,174,638 shares of its common stock to the Purchasers for a gross purchase price of approximately $200 million ($38.65 per share) (the “Purchased Shares”).

PAR used the proceeds from the sale of the Purchased Shares to fund a portion of the Cash Consideration in the Acquisition. PAR will use any excess proceeds for general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties, and covenants of PAR and the Purchasers.

Registration Rights Agreement

On March 8, 2024, PAR entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which, among other things, PAR granted the Purchasers certain registration rights. Under the Registration Rights Agreement, PAR will be required to use its reasonable best efforts to cause the registration of the Purchased Shares of each Purchaser.

The foregoing descriptions of the transactions contemplated by the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Securities Purchase Agreement, attached hereto as Exhibit 10.1, and the Registration Rights Agreement, attached hereto as Exhibit 10.2, and are incorporated into this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 (including the descriptions of the Acquisition and the Purchase Agreement therein) is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The issuance of the Share Consideration and the Purchased Shares are being made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The information set forth in Item 1.01 (including the descriptions of the Acquisition, the Purchase Agreement, the Private Placement and the Securities Purchase Agreement therein) is incorporated herein by reference.

Subject to the TASK Scheme becoming effective, the issuance of shares of PAR common stock pursuant to the TASK Scheme, are being made in reliance on an exemption from registration under the Securities Act pursuant to Section 3(a)(10) thereof. The information set forth in Item 1.01 (including the descriptions of the TASK Transaction and the SIA therein) is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 11, 2024, PAR issued a press release (the “Press Release”) announcing (i) completion of the Acquisition and the Private Placement and (ii) the entry into the SIA. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Also on March 11, 2024, PAR made available an investor presentation (“Investor Presentation”) regarding (i) the completion of the Acquisition, and (ii) the entry into the SIA. A copy of the Investor Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1*
Purchase Agreement, dated March 8, 2024, PAR Technology Corporation, ParTech, Inc., the persons identified as Company Sellers on the signature pages thereto, Longshore Capital Fund I, L.P., a Delaware limited partnership, and Longshore Capital Management, LLC, a Delaware limited liability company, in its capacity as the Seller Representative.

2.2*	Scheme Implementation Agreement, dated March 9, 2024, by and between PAR Technology Corporation and TASK Group Holdings Limited.

10.1*	Securities Purchase Agreement, dated March 7, 2024, between PAR Technology Corporation and the purchasers identified therein.

10.2	Registration Rights Agreement, dated March 8, 2024, between PAR Technology Corporation and the purchasers identified therein.

99.1**	PAR Technology Corporation Press Release dated March 11, 2024.

99.2**	PAR Technology Corporation Investor Presentation dated March 11, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*	The schedules and exhibits to the Purchase Agreement and SIA have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

**
The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements.

This Current Report on Form 8-K, the Press Release, and the Investor Presentation contain “forward-looking statements” within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical in nature, but rather are predictive of PAR’s future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management’s current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause PAR’s actual results to differ materially from those expressed in or implied by forward-looking statements, including business uncertainties relating to acquisitions, divestitures, and capital markets transactions, including the timing of such transactions, PAR’s ability to recognize future annual recurring revenues, adjusted EBITDA, cash flow, margins and achieve other synergies, and the anticipated costs, timing and complexity of integration. Factors, risks, trends and uncertainties that could cause or contribute to such differences include those discussed in PAR’s Annual Report on Form 10-K for the year ended December 31, 2023 and PAR’s other filings with the SEC. Forward-looking statements contained herein, in the Press Release, and in the Investor Presentation are based solely on the information known to PAR’s management and speak only as of the date of this report. PAR undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)
Date: March 11, 2024	/s/Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial Officer)